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                                                                    EXHIBIT 21.1


                                  Subsidiaries
                               As of April 10, 1998



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Part A - Subsidiaries
         ------------
                                             State of
Name                                       Organization                 Doing Business As
----                                       ------------                -------------------

Access One, Inc.                            Washington

Branch Information Services, Inc.           Michigan

Verio Gulf South, Inc.                      Louisiana

Compute Intensive Inc.                      California                 Network Intensive

NorthWestNet, Inc.                          Oregon

Pacific Rim Network, Inc.                   Washington

RAINet, Inc.                                Colorado

Runestone Technologies, Inc.                Delaware

ServiceTech, Inc.                           New York

Verio-MidAtlantic, Inc.                     Delaware

Verio-Midwest, Inc.                         Colorado                   Verio-Chicago
                                                                       Verio-Michigan

Verio-New England, Inc.                     Massachusetts

Verio-Northeast, Inc.                       Colorado

Verio-Northern California, Inc.             Colorado                   Verio-Sacramento

Verio-Northwest, Inc.                       Delaware

Verio-Pennsylvania, Inc.                    Colorado                   PREPnet

Verio-Rocky Mountain, Inc.                  Colorado                   Verio-Colorado

Verio-San Diego, Inc.                       Colorado                   Verio-Southern California

Verio-Southern California, Inc.             Delaware                   ATMnet

Verio-Texas, Inc.                           Delaware

Verio Web Hosting, Inc.                     Utah                       iServer

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